UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to 240.14a-12

    Life Technologies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communication was first made available to employees of Life Technologies on June 6, 2013:

EMPLOYEE FREQUENTLY ASKED QUESTIONS

LIFE TECHNOLOGIES – THERMO FISHER SCIENTIFIC ANNOUNCEMENT

New and updated questions for June 6, 2013

TRANSACTION & INTEGRATION PLANNING DETAILS

1.	What is the structure of the Integration Planning Team?

An Integration Planning Team comprised of executives from both companies is being formed to plan the integration and assist with the transition process. Susan Crawford has been assigned to lead the Life Technologies Integration Planning Team working in close partnership with Mark Stevenson. As the process moves forward we will communicate more details.

EMPLOYEE-RELATED DETAILS

2.	I have seen terminology describing the transaction as “Stronger Together” – what does that mean?

The combination with Thermo Fisher Scientific will be the culmination of our efforts to become a leading Life Sciences company. The combined company will offer our customers products and solutions that position us for unrivaled industry leadership, holding leading market positions across all our segments. Simply put, combining the two companies builds premier capabilities and customer solutions that make us Stronger Together.

3.	What are the positive benefits of the combination with Thermo Fisher Scientific?

Combining with Thermo Fisher Scientific offers us the opportunity to be part of a premier scientific organization that has the deep resources and innovative spirit needed for sustained success in our industry. Additionally, combining with Thermo Fisher Scientific builds our technological strengths to accelerate results for life sciences customers working in genomics, proteomics and cell biology.

4.	I keep hearing “business as usual” but it can be hard to focus when the future seems uncertain.

We realize there is some uncertainty during this period but there is not a lot of new information that we are able to provide. This transition period will be fairly uneventful for most employees as both companies continue to operate as separate entities and the Integration Planning Team begins to develop post close plans. Our priority continues to be to deliver brilliant products and solutions to our customers, and provide the outstanding customer service that Life Technologies is known for. It is important also to remember that scientists, researchers, clinicians and patients are relying on our innovation and scientific exploration to help them achieve breakthrough solutions that change lives and better our planet. Individually that means you should continue to focus on the annual priorities and goals you have developed with your manager.

For many employees at Life Technologies this type of combination is not new. There are a number of employees who have been through a series of acquisitions on their career journey with us. As an example some of our current employees started with Ambion that was then acquired by Applied Biosystems. Applied Biosystems was then acquired by Invitrogen/ Life Technologies. Each step of this process brought more opportunities and strength to the existing organization and helped facilitate many employee career paths. And while uncertainty can be unsettling, this is a combination of two premier organizations with a bright and powerful future in the Life Sciences industry and offers all of the potential for new opportunities and career development.

5.	What are the similarities that both Thermo Fisher Scientific and Life Technologies share?

Each company complements the other in terms of mission, focus and commitment in four key areas:

•	We both share a passion for enabling our customers to make the world healthier, cleaner and safer

•	We share a commitment to innovation and scientific exploration

•	The primary focus for both companies is on building deep and lasting customer relationships

•	Both companies are dedicated to product leadership

6.	Am I protected from a layoff while on a leave of absence?

It is possible for a layoff to occur during a leave of absence. However, leave status will not be a consideration when determining who is laid off, and you would be treated the same as other employees who are not on a leave of absence should a layoff occur.

7.	Will U.S. employees receive unemployment benefits if they are laid off?

You can apply to your state’s unemployment agency for unemployment benefits. The agency will determine at that time your eligibility based on state law. If you are separated, information regarding unemployment benefits will be included in your information packet.

COMPENSATION & BENEFITS

8.	Are there any restrictions in owning, buying, or selling Thermo Fisher Scientific stock?

Yes. Under the Life Technologies Protocol, it is a conflict for any Life Technologies employee or employee’s family member to have any economic interest (e.g. even one share of stock) in a competitor or company that does business with Life Technologies, other than owning securities indirectly through a mutual fund. This restriction does not apply to an employee’s spouse/domestic partner who works for a competitor or company that does business with Life Technologies and owns their company’s stock. It is important to maintain confidential information if a spouse or significant other is employed by a competitor.

9.	Will I be able to transfer my Life Technologies U.S. 401(k) plan balance to a rollover IRA after the transaction closes?

IRS regulations governing 401(k) plans allow participants to roll over their accounts to an IRA or another plan only after they have terminated employment or reached age 59-1/2. Our plan allows an exception: If you have a balance that was rolled over from another plan, you may withdraw or roll over this portion of your account to another plan or IRA regardless of your age or employment status.

In addition, if you made after-tax contributions to your Life Technologies 401(k), you continue to be able to withdraw the portion of your account attributable to those contributions, at any time. You also may be eligible to receive a distribution from your account if you are called to active military duty, or suffer a financial emergency and qualify for a hardship withdrawal.

10.	I have a written agreement in place related to a short-term assignment. Will the terms (e.g. return relocation benefits upon completion) continue to be honored now and after the transaction closes?

Life Technologies and Thermo Fisher Scientific continue to operate as two separate companies. After close, existing agreements related to short-term assignments will be honored in accordance with their terms.

11.	Do I need to take any action to ensure my personally held shares of Life Technologies stock will be cashed out when the transaction closes? Is there a difference between shares I bought on the open market, ESPP shares and vested RSU shares, in terms of how they are treated at closing?

No. All LIFE stock you hold outright – whether personally purchased on the open market, purchased through the ESPP, or granted to you as part of an incentive award that has vested – will be treated equally at closing. If you hold your shares of stock in book-entry form, you do not need to take any action; the stock automatically will be converted into the right to receive the merger consideration at the time of closing. If you hold your shares of stock in certificated form, you will receive a letter of transmittal within three business days after the closing with instructions on how to surrender your certificate in exchange for the merger consideration.

12.	How will the severance benefits be determined after close?

Once the transaction closes, your target total compensation in the aggregate (including base salary, bonus/commissions and benefits) is protected and cannot be reduced through 2014 under the merger agreement. Additionally, a special severance program becomes effective on the date of close and provides benefits for employees who, within 15 months following close, either are involuntarily separated (not for cause), or voluntarily terminate for “good reason” as defined below. During this 15-month period, separated employees will receive the greater of the current severance plan under which they are covered (where relevant and in accordance with local law), or this special severance plan.

Under this special severance plan, an employee in Career Bands 1-8 will receive 12 months of outplacement services and a cash payment at the time of separation equal to:

•	a severance payment based on the table below, plus

•	the after-tax cost of continuing Company-provided medical/dental coverage for the severance period, plus

•	a pro-rated ICP bonus payout at target for the year in which you separate, and

•	your accrued unused vacation time (where relevant and in accordance with local policy/law).

Career Band	Cash Severance	Maximum Cash Severance

1-4	2 weeks’ base salary for every completed year of service or 3 months’ base salary, whichever is greater	10 months’ base salary

5-8	2 weeks’ base salary for every completed year of service or 5 months’ base salary, whichever is greater	10 months’ base salary

Employees in Career Bands 1-8 can voluntarily terminate for “good reason” within 15 months of close and be eligible for the special severance program above if (i) their base salary or target annual bonus is reduced or (ii) they are asked to relocate more than 50 miles from their principal place of employment.

Employees in Career Bands 9+ will receive 12 months of outplacement services and a cash payment at the time of separation equal to:

•	a severance payment based on the table below, plus

•	the after-tax cost of continuing Company-provided medical/dental coverage for the severance period, plus

•	a pro-rated ICP bonus payout at target for the year in which you separate, and

•	your accrued unused vacation time (where relevant and in accordance with local policy/law).

Career Band	Cash Severance

9-10	10 months base salary

11	14 months base salary/target bonus

12+	16 months base salary/target bonus

Employees in Career Bands 9+ can voluntarily terminate for “good reason” within 15 months of close and be eligible for the special severance program above if (i) their base salary or target annual bonus is reduced, or (ii) they are asked to relocate more than 50 miles from their principal place of employment.

13.	Why are there differences in the severance benefits by Career Band?

The special severance benefits were designed to provide a level of financial protection for job loss that enables an impacted employee to effectively transition to comparable employment. Life Technologies retained an independent third-party firm to recommend benefit levels for the special severance plan that would be competitive with current market and industry standards. Market practice is to differentiate benefits by Career Band since it is generally more difficult and takes longer for a higher-level employee to transition to a comparable new job.

14.	What if there is a difference between the rules of the special severance program and the local laws dealing with severance in the country where I am employed?

During the 15-month period following close, separated employees will receive the greater of the current local severance arrangements under which they are covered (where relevant and in accordance with local law), or this special severance plan. Any special severance plan payments will be reduced to the extent you receive pay in lieu of statutory or contractually required notice periods. This rule will be used to determine whether this special severance program provides a greater benefit than your current severance entitlements.

15.	I am a participant in the IMPACT (Individualized Medical Pathways for Advanced Care and Treatment) program. Can I continue to participate if I leave the Company (voluntarily or involuntarily)?

For US employees, the IMPACT benefit is part of our US Health and Welfare Plan. As a result, if you elect COBRA continuation after you leave the Company, your IMPACT coverage will automatically continue.

For non-US employees, your IMPACT benefits will continue until your individual program has been completed.

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this communication about Life Technologies’ expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the proposed acquisition of Life Technologies by Thermo Fisher, the expected timetable for completing the transaction, benefits and synergies of the transaction and future opportunities for the combined company and products and securities, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements, are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of stockholder approval; court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Life Technologies’ operations into those of Thermo Fisher; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Life Technologies may be difficult; Thermo Fisher and Life Technologies are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; general economic conditions that are less favorable than expected. Additional information and other factors are contained in Life Technologies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Report on Form 10-Q for the period ended March 31, 2013 and recent current reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Life Technologies, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication, and Thermo Fisher and Life Technologies undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Life Technologies by Thermo Fisher. In connection with the proposed acquisition, on May 21, 2013, Life Technologies filed a preliminary proxy statement with the SEC. Life Technologies will also file with the SEC and mail to its stockholders a definitive proxy statement. Stockholders of Life Technologies are urged to read all relevant documents filed with the SEC, including Life Technologies’ definitive proxy statement, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s web site, http://www.sec.gov, or for free from Life Technologies by contacting (760) 603-7208 or ir@lifetech.com.

Participants in Solicitation

Thermo Fisher and its directors and executive officers, and Life Technologies and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Life Technologies common stock in respect of the proposed transaction. Information about the directors and executive officers of Thermo Fisher is set forth in its proxy statement for Thermo Fisher’s 2013 Annual Meeting of stockholders, which was filed with the SEC on April 9, 2013. Information about the directors and executive officers of Life Technologies is set forth in the proxy statement for Life Technologies’ 2013 Annual Meeting of stockholders, which was filed with the SEC on March 15, 2013. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement relating to the proposed acquisition and other relevant materials filed with the SEC.